                                                                   EXHIBIT 10.36


                                    EXHIBIT A

                           SECOND AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE


$350,000.00                                                       April 12, 2002
                                                             Fremont, California

        THIS SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE (this "NOTE") is made this 12 day of April, 2002, by DENNIS RAYMOND RICCIO ("EMPLOYEE") and BRENDA ELLEN RICCIO (collectively, "MAKER"), in favor of ASYST TECHNOLOGIES, INC., a California corporation ("LENDER"), with reference to the following facts:

This Second Amended and Restated Secured Promissory Note re-evidences, amends, restates and supersedes in its entirety, but does not in any way satisfy nor discharge the outstanding indebtedness owed under that certain Amended and Restated Promissory Note, dated May 31, 2000 (the "FIRST AMENDED AND RESTATED NOTE"), in the principal amount of $350,000.00, made by Maker, and payable to the order of Lender.

                                    RECITALS

        A. Maker executed that certain Secured Promissory Note dated November 16, 1998, in favor of Lender (the "ORIGINAL NOTE"), as subsequently amended and restated by the First Amended and Restated Note, evidencing a loan in the original principal amount of $350,000, which loan was secured by a Deed of Trust dated as of February 1, 1999, executed by Maker, as trustor, in favor of Lender, as beneficiary (the "DEED OF TRUST").

        B. In connection with a separate agreement between them of even date herewith, Maker and Lender have agreed to amend the term of the loan evidenced by the First Amended and Restated Note (such loan, as amended hereby, is referred to herein as the "LOAN"), provided Maker executes this Note and complies with the other terms and conditions contained herein.

                                    AGREEMENT

        FOR VALUE RECEIVED, Maker hereby unconditionally promises to pay to the order of Lender at 48761 Kato Road, Fremont, California 94538, Attention:
Geoffrey Ribar, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00) together with interest accrued on the unpaid principal in accordance with the terms hereof.

        1. SECURITY.

            (a) This Note is secured by the Deed of Trust granting a security interest in certain real property located at 4210 Remillard Court, Pleasanton, California 94566, as more particularly described therein (the "PROPERTY"). Maker hereby represents and warrants that, as of the date hereof, (a) Maker is the sole and lawful fee owner of the Property, (b) the fair market value of the Property, as determined by an M.A.I. appraiser reasonably satisfactory to Lender, exceeds the aggregate amount of all indebtedness secured by liens upon the Property and (c) the Deed of Trust created a lien on the Property second in priority only to a first lien of a Deed of Trust executed by Maker in favor of James McDiarmid and Alice McDiarmid, husband and wife, as joint tenants, in the amount of Two Hundred Sixty-Eight Thousand Five Hundred and No/100 Dollars ($268,500.00).

        2. PRINCIPAL REPAYMENT. The entire outstanding principal balance of the Loan shall be due and payable in full upon the earlier to occur of (a) December 31, 2002; or (b) immediately upon the insolvency of either Maker, including, but not limited to, the voluntary or involuntary filing of a bankruptcy petition under Title 11 of the United States Code or any other insolvency proceeding having been instituted by or against either Maker or a receiver being appointed for the property of Maker, or if Maker makes an assignment for the benefit of creditors (each, an "INSOLVENCY PROCEEDING") (the "MATURITY DATE").

        3. INTEREST RATE. Maker further promises to pay interest on the outstanding principal amount hereof from the date of the Original Note until payment in full, which interest shall be payable at the rate of Four and 47/100 percent (4.47%) per annum, compounded annually, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less (the "INTEREST RATE"). Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

        4. DEFAULT INTEREST. If (i) any amount payable hereunder shall not be paid within five (5) days of the due date thereof, or (ii) an Event of Default occurs and is continuing, without notice to Maker, at the option of Lender (and automatically upon the occurrence of an Event of Default specified in Section 7(a)(vi)), the unpaid principal balance of this Note shall immediately begin to accrue interest at a rate equal to the Interest Rate plus one percent (1.0%) (the "DEFAULT INTEREST RATE").

        5. APPLICATION OF PAYMENTS. Payment on this Note, if any, shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof. Any payment due hereunder shall be paid to Lender at the address first set forth above, or at such other place as Lender may designate. Any amount payable hereunder will be due and payable without set-off, deduction, or counter-claim.

        6. PREPAYMENT. Maker may prepay the unpaid principal of this Note in whole or in part, without penalty, at any time.

        7. DEFAULT AND REMEDIES.

            (a) DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder: (i) Maker fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable; (ii) the breach by Maker of any other covenant or agreement under this Note, (iii) the default by Maker of its obligations under the Deed of Trust or any other instrument evidencing or securing Maker's obligations under this Note, (iv) the default by Maker of its obligations under any mortgage, deed of trust, encumbrance or lien respecting the Property, which encumbrance is senior to the Deed of Trust, (v) the death of Maker, (vi) an Insolvency Proceeding or
(vii) the transfer, directly or indirectly, of all or any part of any interest in Maker or the Property, whether by sale, lease, assignment, mortgage or otherwise, voluntarily or involuntarily, unless such transfer or sale is permitted hereunder or under the terms of the Deed of Trust.

            (b) REMEDIES. Upon the occurrence of an Event of Default, Lender may, with notice to Maker, declare the entire principal amount of this Note and any amounts due thereon immediately due and payable and exercise any and all of the remedies provided under the Deed of Trust or at law or in equity.

        8. NOTICE. All notices or other communications required or given hereunder shall be in writing and shall be deemed effectively given when presented personally or on the date of receipt (or refusal of delivery) if sent by courier service or U.S. Mail (certified or registered, postage prepaid, return receipt requested) to the parties at the addresses given below or such other addresses as the parties may hereafter designate in writing. The date shown on the courier's confirmation of delivery or return receipt shall be conclusive as to the date of receipt.

            MAKER:       Dennis and Brenda Riccio
                         4210 Remillard Court
                         Pleasanton, CA 94588

            LENDER:      Asyst Technologies, Inc.
                         48761 Kato Road
                         Fremont, CA 94538
                         Attn: Geoffrey Ribar

        9. MAXIMUM LEGAL RATE OF INTEREST. All agreements between Maker and Lender, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or agreed to be paid to Lender exceed the maximum amount permissible under applicable law. Lender shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. If Lender ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest shall be applied to the reduction of the principal, and if it exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. If interest otherwise payable to Lender would exceed the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law. This section shall control all agreements between Maker and Lender in connection with the indebtedness evidenced hereby.

        10. WAIVER. Maker, severally waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

        11. USE OF PROCEEDS; NON-TRANSFERABLE. The proceeds of the Loan may only be used by Maker to purchase the Property as their principal residence. The right of Maker to request and receive the Loan hereunder, as well as the other benefits under this Note, shall not be assignable or otherwise transferable by Maker.

        12. MISCELLANEOUS.

            (a) Maker shall pay all costs, including, without limitation, reasonable attorneys' fees and expenses incurred by Lender in collecting the sums due hereunder or in connection with the release of any security for this Note.

            (b) This Note may be modified only by a written agreement executed by Maker and Lender.

            (c) The terms of this Note shall inure to the benefit of and bind Maker and Lender and their respective heirs, legal representatives, successors and assigns.

            (d) Time is of the essence with respect to all matters set forth in this Note.

            (e) If this Note is destroyed, lost or stolen, Maker will deliver a new note to Lender on the same terms and conditions as this Note with a notation of the unpaid principal in substitution of the prior Note. Lender shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

            (f) If any provision of this Note shall be held to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Note.

            (g) If this Note is now, or hereinafter shall be, signed by more than one party or person, it shall be the joint and several obligation of such parties or persons and shall be binding upon such parties and upon their respective successors and assigns.

            (h) In the event of any litigation concerning this Note (including any action to collect on the Loan), the prevailing party shall be entitled to a reasonable sum for attorneys' fees, costs, and litigation expenses, whether or not such action is prosecuted to judgment. "PREVAILING PARTY" shall mean, without limitation, a party who agrees to dismiss an action upon payment by the other party of sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by that party.

        13. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        IN WITNESS WHEREOF, Maker has executed this Amended and Restated Secured Promissory Note as of the date and year first above written.


/s/ DENNIS RAYMOND RICCIO                   /s/ BRENDA ELLEN RICCIO
---------------------------------           ------------------------------------
DENNIS RAYMOND RICCIO                       BRENDA ELLEN RICCIO